UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2016
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

ITEM 8.01.	Other Events

ITEM 9.01(d).	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.07. Submission of Matters to a Vote of Security Holders

The Buckle, Inc. held its Annual Meeting of Shareholders on May 27, 2016. The table below shows the final results of the voting at the Annual Meeting:

	For	Against	Withheld	Broker Non-Votes
Proposal 1 - Election of Board of Directors:
Daniel J. Hirschfeld	41,339,753	—	684,680	3,073,636
Dennis H. Nelson	41,900,928	—	123,505	3,073,636
Karen B. Rhoads	40,962,211	—	1,062,222	3,073,636
Robert E. Campbell	40,989,748	—	1,034,685	3,073,636
Bill L. Fairfield	40,995,401	—	1,029,032	3,073,636
Bruce L. Hoberman	41,269,936	—	754,497	3,073,636
Michael E. Huss	41,548,154	—	476,279	3,073,636
John P. Peetz, III	41,546,876	—	477,557	3,073,636
James E. Shada	40,998,066	—	1,026,367	3,073,636

	For	Against	Abstain	Broker Non-Votes

Proposal 2 - Ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm:	44,963,317	118,660	16,092	—

Proposal 3 - Approve the Company's 2016 Management Incentive Plan:	37,200,754	4,799,557	24,122	3,073,636

ITEM 8.01. Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”  On May 31, 2016, The Buckle, Inc. issued a press release announcing a quarterly dividend of $0.25 per share to be paid on July 27, 2016, for shareholders of record at the close of business on July 15, 2016.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1    Press Release Dated May 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: May 31, 2016	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Senior Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1    Press Release Dated May 31, 2016